UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-200629

EMERALD DATA INC.
(Exact name of Registrant as specified in its charter)

Nevada	35-2513795
(State of incorporation)	(IRS Employer Identification No.)

Avenida Dr. Rodrigo Rodrigues No.223-225.

Edif Nam Kwong. 8 Andar J2. Macau

Address of Principle Executive Office

(305)-239-9993

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

January 24th, 2019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01 – CHANGE IN CONTROL OF REGISTERANT.

On December 6, 2018, New Million Global Holdings Limited agreed to sell the amount of 98,300,000 of its shares of common stocks to Mr. Yves Toelderer for a total consideration of $250,000.00 with $50,000.00 paid in cash and $200,000.00 paid by means of a promissory note. The above shareholdings represent 64.88% ownership of the Company. While the agreement and the promissory note have been executed and the cash payment has been made, the transfer of the shares has not yet been affected but is currently being processed.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 24, 2019, the shareholders of the Corporation voted Mr Yves Toelderer as Director & Chief Executive Officer and Mr. Patrick Heneise as Director & Chief Technology Officer of the Company.

Mr. Toelderer, age 42, has been working in the financial industry from his early years on and later moved into the consulting business. Currently he is also the CEO of Cayo Ventures GmbH, a Swiss digital marketing and consulting firm. Mr. Toelderer has also served in a variety of investor relations and marketing consulting positions to public and private companies since 2003 and brings a wealth of knowledge and experience in e-commerce and online business models to the company combined with extensive background in advising and leading growth companies, both with respect to business development as well as corporate governance and operations.

Mr. Heneise, age 35, has been in software development since the year 2000. He holds a BSc. In Computer Science in Media from University of Furtwangen, Germany, and a MSc. in Media Technology from the University of Leiden, Netherlands. He has held a number of C-level positions with online and web-related companies and currently also serves as CEO at Heneise Consulting OÜ, a software solutions company incorporated in Estonia and fully own by him.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 24, 2019, the shareholders of the Corporation voted that the Articles of Incorporation be amended for a name change with the name of the Company going forward to be BOATIM INC.

ITEM 8.01 OTHER EVENTS.

On January 24, 2019, the shareholders of the Corporation have resolved that the business address be changed with immediate effective to 7950 NW 53rd Street, Suite 337, Miami, FL 33166.

On the same day, it was resolved by the shareholders that the Company´s Stock to be Reverse Split at the ratio of 3:1 (Three-to-One), any fractional shares to be rounded up to the next whole number and with par value of $0.001 to remain unchanged.

ITEM 9.01 EXHIBITS

(d) Exhibits.

3.01	Certificate of Amendment to Articles of Incorporation

99.01	Shareholders Resolution

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28th, 2019

EMERALD DATA INC.

/s/ Teck Siong Lim
By:	Teck Siong Lim, CFO

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